As filed with the Securities and Exchange Commission on March __, 1999
                                                                                    Registration No. 000-__________
-------------------------------------------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                                CONCORD EFS, INC.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                             6099                                 04-2462252
-------------------------------------------------------------------------------------------------------------------
(State or Other Jurisdiction of  (Primary Standard Industrial          (I.R.S. Employer Identification No.)
 Incorporation or Organization)   Classification Code Number)


                  2525 Horizon Lake Drive, Suite 120, Memphis, Tennessee  38133;   (901) 371-8000
-------------------------------------------------------------------------------------------------------------------
(Address,  including ZIP code,  and telephone  number,  including  area code, of registrant's principal executive offices)


         Concord EFS, Inc. 1993 Incentive Stock Option Plan, as amended
-------------------------------------------------------------------------------------------------------------------

                            (Full title of the plans)

Thomas J. Dowling                                 WITH COPIES TO:
Chief Financial Officer                           Cynthia W. Young, Esq.
Concord EFS, Inc.                                 Wyatt, Tarrant & Combs
2525 Horizon Lake Drive, Suite 120                2800 Citizens Plaza
Memphis, Tennessee  38133                         Louisville, Kentucky  40202
(901) 371-8000                                    (502) 562-7223
----------------------------------
(Name and address of agent for service)




                         Calculation of Registration Fee

                                             Proposed            Proposed
Title of securities      Amount to be       maximum offering   maximum aggregate      Amount of
to be registered         registered          price per share     offering price      registration fee
--------------------------------------------------------------------------------------------------------
Common Stock,
$0.33 1/3 par value      11,331,250<F1>          $33.50<F2>       $379,596,875<F2>    $105,527.93<F2>

<F1> Includes  11,331,250  additional shares  authorized  for issuance  pursuant options granted under the Concord EFS, Inc. 1993 Incentive Stock Option Plan, as to amended, plus such additional shares to prevent dilution resulting from stock splits, stock dividends or similar transactions.

<F2> Calculated in accordance  with Rule 457(h) under  Regulation C based on the average of the high and low prices reported for the common stock on the Nasdaq National Market on March 9, 1999 ($33.50).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement registers additional shares of common stock authorized for issuance under the Concord EFS, Inc. Incentive Stock Option Plan pursuant to amendments to that plan approved by the stockholders of Concord EFS, Inc. at a special meeting of stockholders held February 18, 1999. Concord EFS, Inc. currently has in effect a registration statement on Form S-8 relating to the Concord EFS, Inc. 1993 Incentive Stock Option Plan, which was filed with the Securities and Exchange Commission on July 6, 1995 (Registration No. 033-60871). The contents of that registration statement are incorporated by reference in accordance with General Instruction E of the Form S-8, subject to the following.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

               1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (provided that any information included or incorporated by reference in response to Items 402(a)(8), (i), (k), or (l) of Regulation S-K of the Securities and Exchange Commission shall not be deemed to be incorporated herein and is not part of the Registration Statement);

               2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

               3. The Registrant's Current Reports on Form 8-K dated November 24, 1998 and February 26, 1999;

               4. The description of the current management and Board of Directors of the Registrant contained in the Proxy Statement of the Registrant filed pursuant to Section 14(a) of the Securities Exchange Act of 1934 for the Registrant's Annual Meeting of Shareholders to be held on May 14, 1998; and

               5. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A under the Exchange Act filed on September 4, 1985, together with any and all amendments and reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby have been passed upon for the Company by Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110. Richard M. Harter, a partner of Bingham Dana LLP, is a Director and Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits indemnification of officers and directors under certain conditions.

Article SEVENTH of the Company's Restated Certificate of Incorporation, as amended, provides:

     No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article
     Seventh shall apply to have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

Article VII of the By-Laws of the Company provides:

     SECTION 7.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), whether the basis of such proceeding is alleged action or failure to act in official capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article VII, the "Delaware Law"), against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED, HOWEVER that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); PROVIDED, HOWEVER, that if the Delaware law so requires, and Advance of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is not further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article VII or otherwise.

     The Company also maintains an insurance policy which insures directors and officers of the Company against certain liabilities which might be incurred in connection with the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS

     See Exhibit Index, which is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

     (a)      The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)  To include any prospectus required by Section 10(a)
              (3) of the Securities Act of 1933;

                      (ii) To  reflect  in the  prospectus  any  facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material  information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 10th day of March, 1999.

                                CONCORD EFS, INC.

                                By:/S/ DAN M. PALMER
                                      Dan M. Palmer
                                      Chairman and Chief Executive Officer

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Dowling and William E. Lucado, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons as of the 10th day of March, 1999 in the capacities indicated.

NAME                     CAPACITY                                    DATE


/S/ DAN M. PALMER        Chairman of the Board.                 March 10, 1999
Dan M. Palmer            Chief Executive Officer,
                         Director (Principal
                         Executive Officer)

/S/ THOMAS J. DOWLING    Chief Financial Officer                March 10, 1999
Thomas J. Dowling        (Principal Financial and
                         Accounting Officer)


____________________     President and Director                 March __, 1999
Edward A. Labry, III

/S/ DOUGLAS ALTENBERN    Director                               March 10, 1999
Douglas Altenbern

___________________      Director                               March __, 1999
David C. Anderson


___________________      Director                               March __, 1999
J. Richard Buchignani


/S/ RICHARD M. HARTER    Secretary and                          March 10, 1999
Richard M. Harter        Director


/S/ JOYCE KELSO          Director                               March 10, 1999
Joyce Kelso


/S/ RICHARD KIPHART      Director                               March 10, 1999
Richard Kiphart


/S/ JERRY D. MOONEY      Director                               March 10, 1999
Jerry D. Mooney


/S/ PAUL WHITTINGTON     Director                               March 10, 1999
Paul Whittington

                                  EXHIBIT INDEX


   4.1   Restated Certificate of Incorporation of Concord EFS, Inc., as amended.

   4.2   Amended and Restated Bylaws of Concord EFS, Inc.

   5.1   Opinion   of  Bingham Dana LLP as  to the validity of the shares of the
         Common Stock of Concord EFS, Inc.

   23.1 Consent of Ernst & Young LLP, independent accountants for Concord EFS, Inc.

   23.2 Consent of Ernst & Young LLP, independent accountants for Electronic Payment Services, Inc.

   23.3  Consent of Bingham Dana LLP (included in Exhibit 5.1).

   24.1  Power of attorney (included on the signature page)

   99.1  Concord EFS, Inc. Incentive Stock Option Plan, as amended.